Exhibit 99.1

Polaryx Therapeutics Announces Closing of $10
Million Private Placement Equity Financing to
Support Launch of SOTERIA Phase 2 Basket Trial

PARAMUS, NJ, May 28, 2026 (GLOBE NEWSWIRE) -- Polaryx Therapeutics, Inc. (the “Company” or “Polaryx”) (Nasdaq: PLYX), a clinical-stage biotechnology company developing novel, disease-modifying therapies for rare, pediatric lysosomal storage disorders (“LSDs”), today announced that it has closed a private investment in public equity (“PIPE”) financing resulting in proceeds of $10 million. The PIPE financing closed on May 28, 2026.

The PIPE financing consisted of an aggregate of 2,502,696 shares of common stock at an average purchase price of approximately $4.00 per share.

Polaryx intends to use the net proceeds from the PIPE financing, together with existing cash and cash equivalents, to fund the initiation of the Phase 2 SOTERIA trial, evaluating PLX-200 across multiple LSD indications, through key planned clinical milestones along with the continued research and development of its product candidates, as well as for working capital and general corporate purposes.

“We are grateful for the confidence expressed by our new and existing investors for their support in Polaryx’s mission to meet the large unmet need for patients and families living with lysosomal storage disorders. Polaryx has now secured the capital necessary to transition into clinical execution mode,” said Alex Yang, Chief Executive Officer of Polaryx. “This financing provides us with the runway to launch and reach key anticipated clinical milestones within the SOTERIA basket trial. Importantly, this financing is expected to extend the Company’s operating runway through the second quarter of 2027.”

“With clinical development work with our CRO already underway, this parallel fundraising comfortably positions us for the planned launch of SOTERIA in the second half of 2026,” said Lisa L. Bollinger, M.D., Chief Medical Officer of Polaryx. “We are thrilled with the confidence shown by our investors and with Fast Track Designation from the Food and Drug Administration (“FDA”) in-hand for all four planned indications, we look forward to advancing PLX-200 in the clinic.”

The offer and sale of the foregoing securities were made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Polaryx will not file a registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of the shares of common stock in each case sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About the SOTERIA Trial

SOTERIA is a Phase 2, open-label, single arm trial intended to assess the safety, tolerability, and clinical activity of Polaryx’s lead drug candidate, PLX-200, in CLN2, CLN3, Krabbe disease, and Sandhoff disease, four different LSDs whose patient populations Polaryx believes represent approximately one quarter of the LSD population. SOTERIA is designed to be flexible, resource-efficient, and provide important data and information important to PLX-200’s future clinical development. Polaryx received a safe to proceed letter in October 2025 from the FDA and plans to initiate SOTERIA in the second half of 2026 in trial sites in the United States as well as in Europe and Asia or other foreign jurisdictions. Designed with a high degree of flexibility, SOTERIA represents a resource-efficient opportunity to validate PLX-200’s preclinical science across multiple LSDs while gathering data that will be invaluable in planning PLX-200’s future development pathway, including the initiation of potentially pivotal trials. For the CLN2 and CLN3 cohorts, although the entire trial is open label, these cohorts will incorporate analyses comparing natural history data as a control arm to PLX-200’s treated arm. A natural history study is a preplanned observational study intended to track the course of the disease. Should the data demonstrate compelling clinical activity, Polaryx may seek conditional marketing authorization.

About Polaryx Therapeutics

Polaryx Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing patient-friendly small molecule and gene therapy treatments for rare orphan lysosomal storage disorders (LSDs). Founded in 2014, Polaryx seeks to deliver safe, effective, and patient-friendly treatments that address the underlying pathophysiology of these catastrophic diseases and their significant unmet need. Our approach integrates small molecule therapies, including a combination therapy, and a gene therapy, positioning us to potentially address both the genetic and downstream pathological features of LSDs. Our small molecule drug candidates share similar modes of action that have been demonstrated to address lysosomal dysfunction, neuroinflammation, and neuronal loss in our validated animal models that closely mimic human clinical phenotypes. Our most advanced product candidate, PLX-200, targets several LSDs and we intend to launch SOTERIA, a Phase 2 basket trial, to evaluate PLX-200’s safety and efficacy. For more information, please visit www.polaryx.com.

Forward-Looking Statements

Certain statements in this press release are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to, statements regarding Polaryx’s clinical development plans for its product candidates, including PLX-200, including the timing for initiation of the SOTERIA trial, the Company’s cash runway with the proceeds from this PIPE financing and with existing cash and cash equivalents, the anticipated use of proceeds of the PIPE financing, and the registration for resale of the securities issued and sold in the PIPE financing. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Polaryx believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Polaryx’s filings with the SEC, many of which are beyond the Company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of Polaryx’s clinical trials; expectations regarding the timing, completion and outcome of Polaryx’s clinical trials; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in Polaryx’s most recently filed Form 10-K with the SEC and subsequent disclosure documents Polaryx may file with the SEC. Polaryx claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Polaryx expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

CORE IR

(212) 655-0924

media@polaryx.com

Investor Contact:

CORE IR

(212) 655-0924

investor@polaryx.com